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Contact:	Gayle M. Ing Chief Executive Officer

FOR IMMEDIATE RELEASE

JCM PARTNERS, LLC ELECTS NEW CHIEF FINANCIAL OFFICER

CONCORD, CALIFORNIA, December 8, 2005 — JCM Partners, LLC (“JCM”) announced today that its Board of Managers had elected James (Jim) Klescewski, age 50, as JCM’s Chief Financial Officer. Mr. Klescewski’s appointment fills the vacancy created by the resignation today of the Company’s prior Chief Financial Officer, Cornelius Stam. Mr. Stam remains at JCM in the capacity of Residential Property Director, reporting to the Chief Operating Officer.

Mr. Klescewski is a certified public accountant in the State of California, who received an MBA in Finance and a BS in Accounting from California State University East Bay (previously known as California State University Hayward). From 1998 to December 2005, he was the Chief Financial Officer for several investment advisors in the Bay Area registered with the Securities and Exchange Commission.

JCM owns apartment properties and commercial properties in California. JCM’s Class 1 Units are registered with the SEC under Section 12(g) of the Securities Exchange Act of 1934, as amended. Further information regarding JCM can be found at the SEC’s website: www.sec.gov.

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